EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-1900 to Form S-8, as amended, of our report dated June 23, 2006 appearing in this Annual Report on Form 11-K of the Brown & Brown, Inc. Employees’ Savings Plan and Trust for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP
Certified Public Accountants
Jacksonville, Florida
June 23, 2006